
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         SEP-30-1999
<CASH>                                               247,683
<SECURITIES>                                         1,104,418
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       16,866,445<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           15,567,675
<TOTAL-LIABILITY-AND-EQUITY>                         16,866,445<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     111,629<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     178,942<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (837,454)<F5>
<EPS-BASIC>                                        (24.04)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets is Other  assets  $12,322,  Investments  in Local
Limited Partnerships $13,863,168, Other investments $1,608,854, and Advances to affiliate of $30,000. <F2>Included in Total Liability and Equity is Accounts payable to affiliates $1,283,124, Accounts payable and accrued expenses $15,646.
<F3>Included  in Total  Revenues is  Investment  $35,940,  Accretion of Original
Issue  Discount  $61,229 and Other  $14,460.  <F4>Included  in Other Expenses is
Asset Management fees $81,666, General and Administrative $82,847, and Amortization $14,429. <F5>Included in Net Loss is Equity in losses of Local Limited Partnerships $770,141.